EXHIBIT 10.4

EXECUTION VERSION

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of March 26, 2012 by and among Comverge, Inc., a Delaware corporation, (“Comverge”), Alternative Energy Resources, Inc., a Delaware corporation (“AER”), Enerwise Global Technologies, Inc., a Delaware corporation (“Enerwise”), Comverge Giants, LLC, a Delaware limited liability company (“Giants”), Public Energy Solutions, LLC, a New Jersey limited liability company (“PES”), Public Energy Solutions NY, LLC, a Delaware limited liability company (“PESNY”), and Clean Power Markets, Inc., a Pennsylvania corporation (“CPM”; and together with Comverge, AER, Enerwise, Giants, PES and PESNY, each an “Issuer” and individually, collectively, jointly and severally, the “Issuers”), the Purchasers (as defined below) party thereto and Peak Holding Corp. (“Peak”), as Note Agent (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuers, the below-defined Purchasers and below-defined Note Agent entered into that certain Note Purchase and Security Agreement dated as of the date hereof (as the same has been amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Agreement, the “NPA”), by and among the Issuers, the purchasers whose names appear on Annex A thereto (each a “Purchaser” and, collectively, the “Purchasers”), and Peak, in its capacity as agent for itself and the Purchasers (in such capacity and together with any successor or replacement agent, the “Note Agent”);

WHEREAS, Events of Default are currently in existence under Section 8.6 of the NPA as a result of (a) the “Existing Events of Default” as defined in the Senior Forbearance Agreement as in effect on the date hereof, and (b) the “Existing Events of Default” as defined in the Grace Bay Forbearance Agreement as in effect on the date hereof (all such Events of Default mentioned in clauses (a) and (b) of this paragraph, the “Existing Event of Default”);

WHEREAS, the Issuers have requested that, during the Forbearance Period, Note Agent and the Purchasers forbear from exercising the rights and remedies they may possess under the NPA and the other Note Documents as a result of the Existing Events of Default and any Non-Material Future Defaults; and

WHEREAS, Note Agent and the Purchasers are willing to forbear from exercising their rights and remedies as a result of any Non-Material Future Defaults during the Forbearance Period, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein, including in the preamble and recitals above, shall have the meanings ascribed to such terms in the NPA. As used herein, the following terms shall have the respective meanings given to them below:

(a) “Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of the date of this Agreement by and among Comverge, Peak Holding Corp. and Peak Merger Corp.

(b) “Additional Prepayment Amount” means either (A) in the event that the Superior Proposal is with the entity set forth on Schedule A hereto (“Company X”), the Prepayment Premium, and (B) in the event that the Superior Proposal is not with Company X, the greater of (i) the Prepayment Premium that would be applicable to the Obligations and (ii) the amount by which the Converted Share Value exceeds the value of the Obligations (assuming no conversion of such Obligations).

(c) “Applicable Termination Date” means the earliest to occur of (1) in the event of a termination of the Acquisition Agreement pursuant to any of Section 9.1(a), Section 9.1(b)(i), Section 9.1(b)(ii), Section 9.1(d)(i)(B) (if such Company Adverse Recommendation Change is not made in connection with a Superior Proposal, as such terms are defined in the Acquisition Agreement), Section 9.1(d)(i)(C), Section 9.1(d)(ii) or Section 9.2 thereof, the date of such termination, (2) in the event of a termination of the Acquisition Agreement pursuant to any of Section 9.1(c)(i), Section 9.1(c)(iii), Section 9.1(d)(i)(A) or Section 9.1(d)(i)(B) (if such Company Adverse Recommendation Change is made in connection with a Superior Proposal) thereof, the earlier of (x) the date that is 45 days following the date of such termination and (y) the consummation of the Superior Proposal (pursuant to and as defined in the Acquisition Agreement) in connection with which the Acquisition Agreement was terminated and (3) in the event of a termination of the Acquisition Agreement pursuant to any of Section 9.1(c)(ii), or Section 9.1(d)(iii), the later of (x) the date that is 30 days following the date of such termination or (y) the date that is 40 days following the date of this Agreement.

(d) “Convertible Shares” means the number of shares of Common Stock obtained by converting all of the Obligations into Common Stock (without giving effect to any limitation on the amount of Obligations that may be converted) at the Common Conversion Price, as adjusted pursuant to Section 2.2(g) of the NPA.

(e) “Converted Share Value” means the offer price per share of Common Stock at which the tender offer contemplated by a Superior Proposal is successfully consummated multiplied by the number of Convertible Shares.

(f) “Forbearance Period” shall have the meaning set forth in Section 3(b) hereof.

(g) “Forbearance Termination Date” means the earlier to occur of (i) the Applicable Termination Date and (ii) the date on which the forbearance effectuated by Section 3(b) of this Agreement shall cease due to the occurrence of any of the events described in Section 4 hereof.

(h) “Material Default” means the occurrence of any of the following events:

(a) an Event of Default occurs that would reasonably be expected to result in a Material Adverse Change;

(b) any Event of Default arising under or caused by Sections 8.1, 8.4, 8.5, 8.6(b) (solely with respect to the SVB Loan Documents), 8.7, 8.10 and 8.12 of the NPA; and

(c) any Event of Default arising with respect to any material failure to comply with Sections 6.2(a)(i), (ii) and (iii), 6.2(c), 6.7, 6.9, 6.13, 6.15(b), 7.1, 7.4, 7.5, 7.9, 7.11, and 7.12 of the NPA (it being agreed that transactions pursuant to the Acquisition Agreement, including actions taken in accordance with the Acquisition Agreement in connection with a Superior Proposal (as defined in the Acquisition Agreement) shall not constitute a “Material Default” as long as Issuers comply with Section 2 of this Agreement.

For the avoidance of doubt, no Material Default shall be deemed to exist (i) with respect to an Event of Default under Section 8.6 of the NPA arising (a) from a default under the Grace Bay Loan Documents that does not constitute a “Material Default” as long as the forbearance pursuant to the Grace Bay Forbearance Agreement (as in effect on the date hereof) has not been terminated or otherwise ceased to be in effect, (b) from a default under the Senior Debt Documents that does not constitute a “Material Default” as long as the forbearance pursuant to the Senior Forbearance Agreement (as in effect on the date hereof) has not been terminated or otherwise ceased to be in effect, and (ii) from a default under (a) Section 6.15 of the NPA (other than a default under Section 6.15(b) of the NPA) or (b) Section 7 hereof (other than Section 7(a) hereof).

(i) “Material Adverse Change” is (a) a material impairment in the perfection, priority or enforceability of Note Agent’s Lien in the Collateral (taken as a whole) or in the value of such Collateral (taken as a whole); (b) a material adverse change in the business, operations or financial condition of the Note Parties and their Subsidiaries, taken as a whole; (c) an event of default in the payment of any interest or principal on the Loans; (d) a material impairment in the Issuers’ ability to make any payment of Obligations; or (e) any warranty, representation or statement made or delivered by the Issuers to Note Agent or any Purchaser, now or in the future, shall be untrue or misleading in any material respect with respect to the Collateral (taken as a whole), the perfection, priority or enforceability of Note Agent’s Lien in the Collateral (taken as a whole) or the financial statements delivered by the Issuers to Note Agent, when made or deemed to be made.

(j) “Maturity Date” has the meaning set forth in the NPA.

(k) “Non-Material Future Default” means any Default or Event of Default that is not a Material Default that occurs on or after the date hereof but prior to the Forbearance Termination Date.

2. Consent; Mandatory Prepayment; Optional Prepayment.

(a) Subject to the terms and conditions set forth herein, and notwithstanding anything to the contrary in the NPA and the other Note Documents, Note Agent and the Purchasers hereby irrevocably consents to the transactions set forth in the Acquisition Agreement (as defined below) and any Superior Proposal (pursuant to and as defined in the Acquisition Agreement), so long as all of the Obligations, but excluding contingent indemnification obligations under the NPA for which no claim has been asserted, are paid in full within two (2) business days of the time of the consummation of the transaction contemplated by the Superior Proposal in accordance with Section 2.3(c) or Section 2.3(d) of the NPA, as applicable.

(b) Notwithstanding anything to the contrary in the NPA and the other Note Documents, if the Acquisition Agreement is terminated either (i) by Comverge pursuant to Section 9.1(c)(i) or Section 9.1(c)(iii) of the Acquisition Agreement or (ii) by Peak pursuant to Section 9.1(d)(i)(A) or Section 9.1(d)(i)(B) (if such Company Adverse Recommendation Change is made in connection with a Superior Proposal, as such terms are defined in the Acquisition Agreement) of the Acquisition Agreement, then, within two (2) business days after the consummation of the tender offer contemplated by the Superior Proposal (pursuant to and as defined in the Acquisition Agreement), at the election of Peak (which election shall be made within 1 business day of the consummation of the tender offer contemplated by the Superior Proposal), the Issuers shall (i) prepay all of the Obligations, but excluding the Prepayment Premium and contingent indemnification obligations under the NPA for which no claim has been asserted, and (ii) pay the Additional Prepayment Amount, to Peak.

(c) Notwithstanding anything to the contrary in the NPA and the other Note Documents, if the Acquisition Agreement is terminated either (i) by Comverge pursuant to Section 9.1(c)(i) or Section 9.1(c)(iii) of the Acquisition Agreement or (ii) by Peak pursuant to Section 9.1(d)(i)(A) or Section 9.1(d)(i)(B) (if such Company Adverse Recommendation Change is made in connection with a Superior Proposal, as such terms are defined in the Acquisition Agreement) of the Acquisition Agreement, then, within two (2) business days after the consummation of the tender offer contemplated by the Superior Proposal (pursuant to and as defined in the Acquisition Agreement), at the election of the Issuers (which election shall be made within 1 business day of the consummation of the tender offer contemplated by the Superior Proposal), the Issuers shall (i) prepay all of the Obligations, but excluding the Prepayment Premium and contingent indemnification obligations under the NPA for which no claim has been asserted, and (ii) pay the Additional Prepayment Amount, to Peak.

3. Forbearance in Respect of Non-Material Future Defaults.

(a) Acknowledgment of Existing Debt. Neither Note Agent nor any Purchaser has waived, presently intend to waive, and may ever waive any Event of Default and nothing contained herein or in the transactions contemplated hereby shall be deemed to constitute any such waiver or to establish a custom or course of dealing. Each Issuer acknowledges and agrees that, as of the date hereof the outstanding principal balance of the Loan is $12,000,000.

(b) Forbearance. In reliance upon the representations, warranties and covenants of the Issuers contained in this Agreement, and subject to the terms, conditions, modifications and amendments set forth in this Agreement and any documents or instruments executed in connection herewith, Note Agent and the Purchasers, subject to the provisions of Section 3(c) below, agree to forbear, during the period (the “Forbearance Period”) commencing on the date hereof and ending on the Forbearance Termination Date, from exercising its rights and remedies under the NPA and other Note Documents or applicable law in respect of or arising out of the

Existing Events of Default, Non-Material Future Defaults, and its Amortization Right (with respect to such Amortization Rights, as long as the forbearance pursuant to the Grace Bay Forbearance Agreement has not been terminated or otherwise ceased to be in effect). Upon the termination of the Forbearance Period, the agreement of Note Agent and the Purchasers to forbear pursuant to this Section 3(b) shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Note Agent and the Purchasers to exercise all rights and remedies in respect of any Events of Default and its Amortization Right immediately in accordance with the NPA and other Note Documents or applicable law.

(c) No Forbearance. Notwithstanding anything to the contrary contained in Section 3(b):

(i) The Existing Events of Default and each Non-Material Future Default, upon the occurrence thereof, shall constitute an Event of Default under the NPA and each other Note Document for the purpose of determining whether or not certain actions or in-actions may be taken or otherwise acquiesced to by or on behalf of any Issuer, as set forth therein. Accordingly, any actions or in-actions taken or omitted by any Issuer in violation of any provision governing whether such action or in-action may or may not be taken or omitted while any Event of Default exists will constitute additional Events of Default under the NPA and the other Note Documents, as well as a breach of the terms of this Agreement.

(ii) Peak’s Amortization Rights shall continue to exist regardless of any action or in-actions taken or otherwise acquiesced to by or on behalf of any Issuer. The forbearance provided under Section 3(b) shall in no way be considered a course of dealing or a right of the Issuers to any forbearance or waiver of Peak’s right to exercise its Amortization Right following the termination or other cessation of the Grace Bay Forbearance Agreement.

(iii) The forbearance set forth in Section 3(b) on the part of Note Agent and the Purchasers shall not, and shall not be deemed to, relieve in any manner any Issuer from complying with all limitations, restrictions, prohibitions or requirements that would otherwise be effective or applicable under the NPA or any other Note Documents (including all limitations, restrictions, prohibitions or requirements that extend to subsidiaries not party to the NPA) during the term of this Agreement, or otherwise during the continuance of any Default or Event of Default.

4. Automatic Termination of Forbearance Period. The agreement of Note Agent and the Purchasers to forbear pursuant to Section 3(b) of this Agreement shall automatically terminate, without notice or any other further act or instrument being required, upon the occurrence of any of the following:

(a) if any Issuer makes or pursues a claim pursuant to a judicial process against Note Agent, any Purchaser or any of its Affiliates in respect of matters arising under the Note Documents;

(b) the existence of any Material Default, other than the Existing Events of Default;

(c) a Issuer material breach of any agreement or covenant contained in this Agreement (it being acknowledged that breaches of Sections 5 and 7(a) of this Agreement beyond any applicable grace period provided therein shall be deemed to be material);

(d) any representation or warranty made by any Issuer in Section 8(g) of this Agreement shall prove to be false or misleading as of the date when made;

(e) the forbearance by SVB under that certain Senior Forbearance Agreement (as defined below) shall have terminated for any reason or otherwise ceases to be in full force and effect;

(f) SVB (or any agent or representative of SVB) takes any action or remedy with respect to any default or event of default that occurs under the SVB Loan Documents (including, without limitation, acceleration of the maturity of the Indebtedness under the SVB Loan Documents); and

(g) the forbearance by Grace Bay Holdings II, LLC under that certain Forbearance Agreement by and among Issuers and Grace Bay Holdings II, LLC dated as of the date hereof (the “Grace Bay Forbearance Agreement”) shall have terminated for any reason or otherwise ceases to be in full force and effect.

5. Certain Agreements. From the date hereof and at all times thereafter, the Issuers shall deliver on every other Wednesday (or if Wednesday is not a Business Day, on the next succeeding Business Day) (i) a rolling 13 week cash flow, reflecting actual results from the prior week period compared to (A) the immediately preceding rolling 13 week cash flow delivered to Note Agent and (B) the annual forecast delivered pursuant to Section 6.2(e) and (ii) the projected results for the subsequent 13 week period, together with management’s discussion of any variance from the prior cash flow or the annual forecast. A breach (which shall continue to exist for a period of two (2) Business Days after the occurrence of such breach) by any Issuer of any of the foregoing provisions of this Section 5 shall constitute an Event of Default under the NPA.

6. Conditions Precedent. The effectiveness of this Agreement is subject to the following conditions precedent:

(a) the execution and delivery of this Agreement by Note Agent, each Purchaser and each Issuer and this Agreement shall be in full force and effect;

(b) all representations and warranties made by the Issuers in Section 8 below being true and correct in all material respects as of the date hereof;

(c) the Acquisition Agreement shall have been duly executed by the parties thereto, and such Acquisition Agreement shall be in full force and effect; and

(d) Issuers shall have delivered to Note Agent a copy, certified by an authorized officer of Comverge as true, correct and complete, of the fully-executed Forbearance Agreement and Sixth Amendment with respect to the SVB Loan Documents, by and among the Issuers, SVB and the other parties thereto, such agreement shall be in full force and effect and shall be in form and substance reasonably acceptable to Note Agent and the Purchasers (the “Senior Forbearance Agreement”).

7. Post-Closing Covenant. The Issuers shall comply with the following covenants (it being understood and agreed that the failure to comply with such covenants by the due date set forth below shall be an Event of Default under the NPA):

(a) On or prior to 10 days after the date of this Agreement, Issuers shall deliver to Note Agent Comverge’s board of director’s approved financial plan (the “Forecast”) for the 2012 fiscal year in order to set the financial covenants in Sections 6.7(a) and (b) to the NPA for the 2012 fiscal year;

(b) On or prior to 30 days after the date of this Agreement (or such later date as Note Agent may agree in its sole discretion), Note Agent shall receive evidence satisfactory to Note Agent that the Indebtedness related to that certain UCC-1 financing statement filed with the Delaware Department of State on January 10, 2007 with the initial filing number of 2007 0136019 by General Electric Capital Corporation against Comverge has been paid in full and a UCC-3 termination statement has been filed with respect to such UCC-1 financing statement and all other Liens with respect to such Indebtedness have been released in a manner satisfactory to Note Agent;

(c) Issuers shall pay, or reimburse Note Agent and the Purchasers for, all reasonable out-of-pocket costs and expenses incurred by Note Agent and the Purchasers in connection with this Agreement, including, without limitation, the preparation, negotiation and execution of this Agreement (including reasonable attorney’s fees of counsel to Note Agent and the Purchasers) within five (5) days after receipt of an invoice.

8. Representations and Warranties. Each Issuer hereby represents and warrants to Note Agent and the Purchasers as follows:

(a) each Issuer is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

(b) each Issuer has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement;

(c) the execution, delivery and performance by each Issuer of this Agreement and the performance by such Issuer of each other Note Document to which it is a party (i) are within its corporate, limited liability company or other entity powers, (ii) have been duly authorized by all necessary action, (iii) are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority, or of the terms of its Operating Documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (iv) do not and will not result in or require the creation of any Lien (other than Permitted Liens) upon or with respect to any of its properties, (v) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval material to its operations or any of its properties, and (vi) do not and will not require any approval of such Issuer’s interestholders or any approval or consent of any Person under any material contractual obligation of such Issuer, other than consents or approvals that have been obtained and that are still in force and effect

(d) no authorization or approval or other action by, and no notice to or filing with, any Governmental Body is required in connection with the due execution, delivery and performance by such Issuer of this Agreement or any other Note Document to which it is or will be a party or any other Note Document to which it is or will be a party, other than filings with the SEC.

(e) this Agreement constitutes the legal, valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

(f) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against any Issuer;

(g) no Material Default exists or is continuing;

(h) this Agreement has been entered into without force or duress, of the free will of any Issuer. Each Issuer’s decision to enter into this Agreement is a fully informed decision and such Issuer is aware of all legal and other ramifications of such decision;

(i) (i) the Issuers have thoroughly read and reviewed the terms and provisions of this Agreement in its full and final form and are familiar with the same, (ii) the terms and provisions contained herein are clearly understood by the Issuers and have been fully and unconditionally consented to by the Issuers, (iii) the Issuers have had full benefit and advice of counsel of their own selection, or the opportunity to obtain the benefit and advice of counsel of their own selection, in regard to understanding the terms, meaning and effect of this Agreement and (iv) this Agreement has been entered into by the Issuers freely, voluntarily, and with full knowledge, and (v) in executing this Agreement, each Issuer is relying on no representations, either written or oral, express or implied, made to such Issuer by any other party hereto or any other Person. Each Issuer acknowledges that Note Agent’s and the Purchasers’ agreements set forth in this Agreement are adequate and sufficient consideration for the agreements of the Issuers set forth in this Agreement; and

(j) the representations and warranties contained in the NPA are true and correct, in all material respects, as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date, in which case they are true and correct in all material respect as of such earlier date.

9. No Waiver. Except as amended or modified pursuant to this Agreement, (i) Note Agent and the Purchasers reserves all rights, privileges and remedies under the Note Documents and (ii) the NPA and other Note Documents remain unmodified and in full force and effect. All references in the Note Documents to the NPA shall be deemed to be references to the NPA as amended hereby.

10. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument. Any facsimiled or photocopied signatures hereto, or signatures delivered by email (in .pdf format) shall be deemed original signatures hereto, all of which shall be equally valid.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Issuer and its respective successors and assigns and Note Agent and the Purchasers and its successors and assigns; provided, however, no Issuer shall assign any of its rights or obligations under this Agreement and any such prohibited assignment shall be absolutely void ab initio.

12. Further Assurance. Each Issuer hereby agrees to execute and deliver or cause to be executed and delivered, from time to time, as and when reasonably requested by Note Agent and the Purchasers, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Note Agent and the Purchasers may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement, the NPA and the other Note Documents.

13. GOVERNING LAW; JURISDICTION; VENUE; MUTUAL JURY TRIAL WAIVER. THE PROVISIONS IN THE NPA WITH RESPECT TO GOVERNING LAW, JURISDICTION, VENUE AND MUTUAL WAIVER OF JURY TRIAL ARE APPLICABLE TO THIS AGREEMENT AS IF FULLY SET FORTH HEREIN.

14. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15. Reaffirmation. Each Issuer as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Issuer grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Note Documents to which it is a party (after giving effect hereto) and (b) to the extent such Issuer granted Liens on or security interests in any of its property pursuant to any such Note Document as security for or otherwise guaranteed the Obligations and/or its obligations under or with respect to the Note Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations as amended hereby. Each of the Issuers hereby consents to this Agreement and acknowledges that each of the Note Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of Note Agent and the Purchasers, constitute a waiver of any provision of any of the Note Documents or serve to effect a novation of the Obligations.

16. Ratification of Liability; Acknowledgment of Rights; Release of Claims.

(a) Each Issuer hereby ratifies and confirms its respective liabilities, obligations and agreements under the NPA and the other Note Documents and the Liens and security interests created thereby, and acknowledges that: (i) it has no defenses, claims or set-offs to the enforcement by Note Agent or any Purchaser of such liabilities, obligations and agreements; (ii) Note Agent and the Purchasers have fully performed all undertakings owed to such Issuer as of the date hereof and (iii) except to the limited extent of consents of Note Agent and the Purchasers contained in this Agreement, neither Note Agent nor any Purchaser waives, diminishes or limits any term or condition contained in the NPA or in any of the other Note Documents.

(b) Effective on the date hereof, each Issuer, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Note Agent, each Purchaser, each of their respective affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other Persons and entities to whom Note Agent or any Purchaser would be liable if such Persons or entities were found to be liable to such Issuer (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Issuer ever had from the beginning of the world, now has, or might hereafter have against any such Releasee which relates, directly or indirectly to the NPA, any other Note Document, in each case, for any acts or omissions occurring on or prior to the date of this Agreement of any such Releasee with respect to the NPA or any other Note Document, or to the lender-Issuer relationship evidenced by the Note Documents, except for the duties and obligations set forth in this Agreement. As to each and every Claim released hereunder, each Issuer hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every Claim released hereunder, each Issuer also waives the benefit of each other similar provision of applicable federal or state law (including, without limitation, the laws of the state of California), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Issuer acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. This release shall be and remain in full force and effect notwithstanding the discovery by each Issuer after the date hereof (i) of any new or additional Claim against any Releasee, (ii) of any new or additional facts in any way relating to this release, (iii) that any fact relied upon by it was incorrect, or (iv) that any representation or warranty made by any Releasee was untrue or that any Releasee concealed any fact, circumstance or claim relevant to such Issuer’s execution of this release. Each Issuer understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Issuer, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that (i) none of the provisions of the above release shall be construed as or constitute an admission of any liability on the part of any Releasee; (ii) it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to this Section 16; and (iii) any attempt to assert a Claim barred by the provisions of this Section 16 shall subject it to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action. Each Issuer further agrees that it shall not dispute the validity or enforceability of the NPA or any of the other Note Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Note Agent’s Lien on any item of Collateral under the NPA or the other Note Documents. If any Issuer or any of its respective successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation. In agreeing to the foregoing release, each Issuer expressly disclaims any reliance on any representations or warranties, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the above release do not depend in any way on any such representations or warranties, acts or omissions or the accuracy, completeness or validity thereof.

(d) The provisions of this Section 16 shall survive the termination of this Agreement and the other Note Documents and the payment in full of the Obligations.

(e) Issuer acknowledges that the foregoing release is a material inducement to the decision of Note Agent and each Purchaser to enter into this Agreement.

17. No Disregard of Note Documents. Each Issuer acknowledges that the parties hereto have not entered into a mutual disregard of the terms and provisions of the NPA or the other Note Documents, or engaged in any course of dealing in variance with the terms and provisions of the NPA or the other Note Documents, within the meaning of any applicable law of the State of California or otherwise.

18. Issuers Remain in Control. Each Issuer acknowledges that it remains in control of its business and affairs and determines the business plan, for, and employment, management and operating directions and decisions for its business and affairs.

19. Submission of Agreement. The submission of this Agreement to the parties or their agents or attorneys for review or signature does not constitute a commitment by Note Agent or any Purchaser to forbear from exercising any of their rights and remedies under the Note Documents, and this Agreement shall have no binding force or effect until all of the conditions to the effectiveness of this Agreement have been satisfied as set forth herein.

20. Note Document. This Agreement constitutes a Note Document. Any breach by any Issuer of any material term, provision, covenant, agreement, representation or warranty set forth in this Agreement shall constitute an immediate Event of Default under the NPA.

21. Legend. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT (THE “INTERCREDITOR AGREEMENT”) DATED AS OF MARCH 26, 2012 BY AND AMONG SILICON VALLEY BANK, GRACE BAY HOLDINGS II, LLC AND PEAK HOLDING CORP., AS NOTE AGENT, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE ISSUERS AND THE GUARANTORS.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

ISSUERS:

COMVERGE, INC., a Delaware corporation

By:	/s/ David Mathieson
	Name:	David Mathieson
	Title:	Executive Vice President and Chief Financial Officer

ENERWISE GLOBAL TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

COMVERGE GIANTS, LLC, a Delaware limited liability company

By:	/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

PUBLIC ENERGY SOLUTIONS, LLC, a New Jersey limited liability company

By:	/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

PUBLIC ENERGY SOLUTIONS NY, LLC, a Delaware limited liability company

By:	/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

CLEAN POWER MARKETS, INC.,
a Pennsylvania corporation

By:	/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

ALTERNATIVE ENERGY RESOURCES, INC., a Delaware corporation

By:	/s/ David Mathieson
	Name:	David Mathieson
	Title:	Vice President

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

PEAK HOLDINGS CORP., as Note Agent and sole Purchaser

By:	/s/ Joseph D. Zulli
	Name:	Joseph D. Zulli
	Title:	Treasurer

[SIGNATURE PAGE TO FORBEARANCE AGREEMENT]